SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        FIRST TRUST EXCHANGE-TRADED FUND
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             MASSACHUSETTS                            See Exhibit 1
----------------------------------------  --------------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


  120 East Liberty Drive, Suite 400, Wheaton, Illinois             60187
--------------------------------------------------------   ---------------------
        (Address of Principal Executive Offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

          TITLE OF EACH CLASS                   NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                   EACH CLASS IS TO BE REGISTERED

 Common Shares of Beneficial Interest,           The Nasdaq Stock Market LLC
      $0.01 par value per share,
                  of
       First Trust Dorsey Wright
        People's Portfolio ETF


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.[X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.[ ]

Securities Act registration statement file number to which this form relates:
333-176976.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                      TITLE OF EACH CLASS TO BE REGISTERED


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share (the "Shares"), of First Trust Dorsey Wright People's Portfolio ETF, (the "Fund"), a series of First Trust Exchange-Traded Fund (the "Registrant"). An application for listing of the Shares of the Fund has been filed with and approved by The Nasdaq Stock Market LLC. A description of the Shares is contained in the Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-176976 and 811-22245), filed with the Securities and Exchange Commission on June 14, 2017. Such description is incorporated by reference herein.

ITEM 2. EXHIBITS

      Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           FIRST TRUST EXCHANGE-TRADED FUND



                                           By:  /s/W. Scott Jardine, Secretary
                                               ---------------------------------
                                                 W. Scott Jardine, Secretary


August 8, 2017

                                   Exhibit 1

------------------------------------------------ -------------------------------
                                                         I.R.S. EMPLOYER
                      FUND                             IDENTIFICATION NO.
------------------------------------------------ -------------------------------
First Trust Dorsey Wright People's Portfolio ETF           38-3879721
------------------------------------------------ -------------------------------